Exhibit 99.1

Bruker Reports First Quarter 2014 Financial Results

BILLERICA, Mass. — May 7, 2014 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its first quarter ended March 31, 2014.

Bruker’s revenues for the first quarter of 2014 grew by 7.7 percent to $423.7 million, compared to $393.4 million in the first quarter of 2013.  Excluding a 1.1 percent net positive effect from acquisitions and divestitures, Bruker reported year-over-year organic revenue growth of 6.6 percent in the first quarter of 2014.  Changes in foreign exchange rates had a negligible effect on revenues during the quarter.

Bruker reported first quarter 2014 GAAP operating income of $20.6 million, or 4.9% of revenues, compared to $12.2 million, or 3.1% of revenues, in the first quarter of 2013.  First quarter 2014 GAAP earnings per diluted share (EPS) were $0.05, compared to EPS of $0.03 in the first quarter of 2013.

On a non-GAAP basis, Bruker reported first quarter 2014 operating income of $32.1 million, or 7.6% of revenues, compared to $23.6 million, or 6.0% of revenues, in the first quarter of 2013.  First quarter 2014 non-GAAP EPS were $0.11, compared to $0.08 in the first quarter of 2013.  Free cash flow in the first quarter of 2014 was $9.3 million, a $42.1 million increase compared to ($32.8) million in the first quarter of 2013.  A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“Our year is off to a reasonable start, with year-over-year revenue growth and non-GAAP operating margin expansion compared to a relatively weak first quarter of 2013,” said Frank Laukien, President and CEO of Bruker.  “Our research, applied and clinical markets are healthy, whereas our industrial markets grew slowly after declining last year.  Looking ahead, we remain on track to deliver our full-year 2014 guidance, but we may see variability in our quarterly results.”

Bruker is maintaining its full year 2014 guidance of year-over-year revenue growth of 3 to 4 percent and non-GAAP earnings per share growth of 10 to 14 percent.

“Good revenue growth combined with control over operating expenses enabled us to deliver solid operating margin expansion in the first quarter compared to Q1 2013,” said Charles Wagner, Chief Financial Officer of Bruker.  “We generated growth in all of our Groups and drove year-over-year improvements in working capital and free cash flow.  Our focus for the remainder of the year will be on continuing to transform our supply chain and launching initiatives that will further lower our production costs.”

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Daylight Time today. To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-877-270-2148 or +1-412-902-6510, and referencing “Bruker’s First Quarter 2014 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 or +1-412-317-0088 and entering conference number: 10045335.  The replay will be available beginning one hour after the end of the conference through May 13, 2014 at 9:00 a.m. EDT.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release are non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP interest and other income (expense) net; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.    Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, the outcome of any actions that may be taken by government agencies in connection with FCPA compliance matters we have disclosed to them, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2013. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Joshua Young

Vice President, Investor Relations

Bruker Corporation

T: +1 (978) 667 — 9580, ext. 1479

joshua.young@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(in millions)	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$454.0	$438.7
Accounts receivable, net	295.0	307.6
Inventories	620.5	589.8
Other current assets	107.2	95.8
Total current assets	1,476.7	1,431.9

Property, plant and equipment, net	296.7	299.5
Intangible and other long-term assets	254.3	256.9

Total assets	$2,027.7	$1,988.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$0.7	$0.7
Accounts payable	116.4	74.8
Customer advances	251.2	258.6
Other current liabilities	302.8	314.5
Total current liabilities	671.1	648.6

Long-term debt	354.1	354.3
Other long-term liabilities	134.2	135.2

Total shareholders’ equity	868.3	850.2

Total liabilities and shareholders’ equity	$2,027.7	$1,988.3

FOR FURTHER INFORMATION:	Joshua Young, Vice President of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: Joshua.Young@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2014	2013

Revenues	$423.7	$393.4
Cost of revenues	244.0	218.9

Gross profit	179.7	174.5

Operating expenses:
Selling, general and administrative	109.5	106.8
Research and development	46.0	49.4
Other charges, net	3.6	6.1
Total operating expenses	159.1	162.3

Operating income	20.6	12.2

Interest and other income (expense), net	(4.9)	(3.9)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	15.7	8.3
Income tax provision	5.7	2.6

Consolidated net income	10.0	5.7
Net income attributable to noncontrolling interests in consolidated subsidiaries	1.3	0.3
Net income attributable to Bruker Corporation	$8.7	$5.4

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.05	$0.03
Diluted	$0.05	$0.03

Weighted average common shares outstanding:
Basic	167.3	166.4
Diluted	169.4	168.1

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(in millions)	2014	2013
Cash flows from operating activities:
Consolidated net income	$10.0	$5.7
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	15.2	15.2
Write-down of demonstration inventories to net realizable value	7.6	7.8
Stock-based compensation expense	2.0	1.8
Deferred income taxes	0.3	(2.6)
Gain on disposal of product line	(0.3)	(0.9)
Other non-cash expenses, net	1.0	(0.3)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	12.7	8.7
Inventories	(37.9)	(37.0)
Accounts payable and accrued expenses	21.9	(7.8)
Income taxes payable	2.0	(4.0)
Deferred revenue	5.0	2.9
Customer advances	(7.6)	3.7
Other changes in operating assets and liabilities, net	(13.4)	(11.4)
Net cash provided by (used in) operating activities	18.5	(18.2)

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(0.8)
Disposal of product line	0.7	0.5
Purchases of property, plant and equipment	(9.2)	(14.6)
Sales of property, plant and equipment	0.6	0.6
Net cash used in investing activities	(7.9)	(14.3)

Cash flows from financing activities:
Repayment of other debt, net	(0.2)	(0.7)
Proceeds from issuance of common stock, net	3.0	4.1
Changes in restricted cash	(0.3)	(3.1)
Net cash provided by financing activities	2.5	0.3
Effect of exchange rate changes on cash and cash equivalents	2.2	(9.0)
Net change in cash and cash equivalents	15.3	(41.2)
Cash and cash equivalents at beginning of period	438.7	310.6
Cash and cash equivalents at end of period	$454.0	$269.4

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2014	2013
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS

GAAP Operating Income	$20.6	$12.2
Non-GAAP Adjustments:
Restructuring Costs	2.4	3.2
Acquisition-Related Costs	1.1	0.6
Purchased Intangible Amortization	5.2	5.1
Other Costs	2.8	2.5
Total Non-GAAP Adjustments:	$11.5	$11.4

Non-GAAP Operating Income	$32.1	$23.6
Non-GAAP Operating Margin	7.6%	6.0%

Non-GAAP Interest & Other Income (Expense), net	(5.2)	(4.8)
Non-GAAP Profit Before Tax	26.9	18.8

Non-GAAP Income Tax Provision	(6.9)	(5.1)
Non-GAAP Tax Rate	25.5%	27.1%

Minority Interest	(1.3)	(0.3)

Non-GAAP Net Income Attributable to Bruker	18.7	13.4

Weighted Average Shares Outstanding (Diluted)	169.4	168.1

Non-GAAP Earnings Per Share	$0.11	$0.08

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$179.7	$174.5
Non-GAAP Adjustments:
Restructuring Costs	2.2	—
Acquisition-Related Costs	0.5	0.2
Purchased Intangible Amortization	4.8	4.8
Total Non-GAAP Adjustments:	7.5	5.0
Non-GAAP Gross Profit	$187.2	$179.5
Non-GAAP Gross Margin	44.2%	45.6%

Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(4.9)	$(3.9)
Non-GAAP Adjustments:
Sale of Product Line	(0.3)	(0.9)
Non-GAAP Interest & Other Income (Expense), net	$(5.2)	$(4.8)

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.